Ultra Petroleum Corp. Announces Closing of Pinedale Acquisition

HOUSTON, Sept. 25, 2014 /PRNewswire/ -- Ultra Petroleum Corp. (NYSE: UPL) today announced the closing of the Pinedale field acquisition from SWEPI, LP (an affiliate of Royal Dutch Shell plc ("Shell")).

"This transaction is a strategic repositioning of our portfolio generating improved returns, increased reserves, higher value markets, increased operatorship and increased control of capital allocation," stated Michael D. Watford, Chairman, President and Chief Executive Officer.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and crude oil exploration, development and production. The company is listed on the New York Stock Exchange and trades under the ticker symbol "UPL".

This notice includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including opinions, forecasts, projections or other statements that address activities, events or developments which may occur in the future are forward-looking statements. Although we believe the expectations reflected in the forward-looking statements in this notice are reasonable, we can give no assurance such expectations will prove to have been correct. Certain risks and uncertainties in our business are set forth in our filings with the Securities & Exchange Commission ("SEC"), particularly in the section entitled "Risk Factors" included in our Annual Report on Form 10-K and from time to time in other filings made by us with the SEC. These risks and uncertainties include our ability to complete the Pinedale acquisition, our ability to integrate any properties we acquire into our existing business, the timing and extent of changes in prices for oil and gas, the condition of the capital markets generally, as well as our ability to access the capital markets, the timing and extent of our success in discovering, developing, producing and estimating reserves, the effects of weather and government regulation, availability of oil field personnel, services, drilling rigs and other equipment, and other important factors listed in the reports we file with the SEC which could cause our actual results to differ materially from any projections projected listed in the reports filed by the company with the SEC.

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CONTACT: Kelly L. Whitley, Director, Investor Relations, 281-582-6602, kwhitley@ultrapetroleum.com